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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, dated January 30, 2001, between Pro Elite, Inc., a New Jersey corporation (the "Company"), and Michael Polsky, a resident of _________________________________________, New Jersey ("Employee").

                                WITNESSETH THAT:

         In consideration of the mutual covenants contained below, the parties hereto agree as follows:

         1. EMPLOYMENT TERM. The Company hereby agrees to employ Employee, and Employee hereby agrees to serve the Company, as hereinafter set forth, for a period of ten (10) years from the date hereof(such period being herein referred to as the "Term"). Thereafter, this Agreement shall automatically be renewed, unless either party gives the other sixty (60) days written notice prior to the end of the applicable term, of its intent not to renew this Agreement.

         2. DUTIES AND OBLIGATIONS. Employee shall serve the Company during the Term as President and Secretary of the Company and shall have such duties and obligations as are set forth in the By-Laws of the Company and as are customarily perf ormed by persons employed in such capacity. The precise services of Employee may be revised by the Company from time; provided, however, that any such revision of the precise services of Employee must be consistent with the provisions of the immediately preceding sentence.
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         3. COMPENSATION.

         3.1 In consideration of the services rendered by Employee to the Company under this Agreement, and subject to the provisions of Sections 5 and 6, the Company shall during the Term pay Employee an annual salary in those amounts determined under Sections 3.1.1 and 3.1.2 hereof, payable every two weeks in twenty-six (26) equal installments.

         3.1.1 For services rendered during the first year of the Term, Employee shall receive a salary in an amount equal to One Hundred Twenty Five Thousand Dollars ($125,000.00) per annum.

         3.1.2 For services rendered during the balance of the Term, the Board of Directors of the Company, may periodically increase, in their discretion, Employee's salary. Employee shall receive a salary in an amount fixed by the Board of Directors of the Company during the later part of the first year of the Term for the second year of the Term and in an amount fixed by the Board of Directors of the Company during the later part of the second year of the Term for the third year of the Term, taking into account, among other things, the net sales and net profits of the Company for the year immediately preceding the year with respect to which his salary is being fixed and the performance by Employee of his duties under this Agreement; provided, however, subject to the provisions of Sections 5 and 6, the Board may not fix Employee's salary for any year in an amount less than the salary the Company paid to him the immediately preceding year, and provided further that for any year in which the Company has


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revenues in excess of revenues for the preceding year, Employee's salary shall be increased by a minimum of $25,000 the Company.

         3.2 Employee may receive on the last day of each calendar year during the Term at the discretion of the board of directors an additional bonus of up to $90,000.

         3.3 Salary payments, shall be subject to withholding and other applicable taxes.

         4. BENEFITS. During the Term, in addition to receiving the payments described in Section 3 hereof, Employee, to the same extent as any other eligible employee of the Company, shall have the right to participate in any and all group life, hospital, medical, dental and disability insurance plans and in any retirement, pension or death benefit plans, now or hereafter maintained by the Company and generally offered by the Company to its executive employees. Nothing in this Section 4 shall impose upon the Company any obligation to install or maintain any Company Benefit Plans.

         5. DISABILITY. In the event that at any time during the Term Employee shall suffer a disability, Employee shall continue to receive, under applicable Company Benefit Plans (if any), benefits generally offered to disabled employees to the same extent as any other eligible employee of the Company. Employee shall receive any disability payment from any insurance policies paid for by the Company. For the purposes of this Agreement, "disability" shall mean illness, disability or other incapacity rendering Employee incapable


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of performing his duties and obligations under this Agreement.

         6. DEATH. If Employee shall die at any time during the Term, the Term and the obligations of the Company under this Agreement shall thereupon terminate.

         7. VACATION. Employee shall be entitled to regular paid vacations in accordance with established Company policy in effect from time to time, but in any event not less than (4) four weeks in any calendar year.

         8. EXPENSES. In addition to the payments described in Section 3 hereof, the Company shall reimburse Employee for the reasonable expenses incurred by Employee during the Term in promoting the Company's business, including expenses for entertainment, travel and similar items, after presentation by Employee of an itemized account of such expenditures.

         9. COVENANT NOT TO COMPETE.

         9.1 Employee hereby agrees that, during the Term of this Agreement (as such Term may be extended), he will devote his full business time and efforts exclusively to the business and affairs of the Company and do the utmost to promote its interests. Employee further agrees that, during this Agreement (as such Term may be extended), he shall not engage in any business or enterprise or be concerned with any other commercial duties or pursuits whatsoever, except as the Company, in its best interest, shall agree.


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         9.2 Employee hereby agrees that, during a period of one year after the termination or expiration of the Term of this Agreement (as such Term may be extended), he will not solicit, or cause the soliciting of, the services or the employment of any employee of the Company or employ, or cause the employment of, any such employee.

         10. NON-DISCLOSURE. Without authorization by the Board of Directors of the Company, Employee will not, at any time, publish or disclose any confidential information or trade secrets relating to the business of the Company known by Employee on the date hereof or as a consequence of or through his employment under this Agreement. All business records, papers and documents kept or made by Employee and relating to the business of the Company or its parent or any of its subsidiaries or affiliates shall be and remain the property of the Company and shall be surrendered to the Company upon the termination or expiration of this Agreement. Upon termination or expiration of this Agreement, Employee shall not take with him, publish, or disclose, without authorization by the Board of Directors of the Company, any business record, paper or document or any correspondence, cost data, customer list, estimate or market survey containing information or trade secrets relating to the Company.

         11. NOTICES.

         11.1 All notices and consents required or desired to be given pursuant hereto shall be in writing and shall be deemed properly given (a) if delivered to the addressee, in person, at the following address, or (b) if mailed, by registered or certified mail, return


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receipt requested, to the following address:

         To the Company:                    Pro Elite, Inc.
                                            100 Dorigo Lane
                                            Secaucus, New Jersey 07094
                                            New Jersey, NJ

                                            Attention:  President

         To the Employee:                   Michael Polsky
                                            c/o the Company
                                            100 Dorigo Lane
                                            Secaucus, New Jersey 07094
                                            New Jersey, NJ

         11.2 Any address specified above may be changed by notice given, as herein provided, by the party hereto whose address is being changed to the other party hereto.

         11.3 If any such notice or consent is delivered in person, the date of delivery shall be deemed the date of delivery of such notice or consent; and if any notice or consent is mailed, the date of mailing shall be deemed the date of such notice or consent.

         12. AMENDMENT; BREACH AND WAIVER. This Agreement may not be amended or modified in any manner, except by an instrument in writing signed by both parties hereto and approved by the Board of Directors of the Company. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or any other provision, or of the right of such party thereafter to enforce each and every such provision or other provision in the event of a subsequent breach.


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         13. AGREEMENT BINDING UPON SUCCESSORS. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and upon Employee, his heirs, executors, administrators, and legal representatives, provided that the obligations of Employee hereunder may not be delegated.

         14. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         15. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the State, City and County of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
         Employee and the Company each hereby consents to the jurisdiction of
(a) the American Arbitration Association in New York City for the purpose of adjudicating any claim or controversy arising out of or relating to this Agreement or a breach thereof, and (b) to the federal and state courts within the State New York for the purposes of confirming the arbitrators' award and entering a judgment thereon.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                         ------------------------------
                                         Michael Polsky


                                         Pro Elite, Inc.


                                         By:
                                              ------------------------------
                                              Robert Polsky, as
                                              Chief Executive Officer


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